[LETTERHEAD]

           CONSENT OF HANSEN, BARNETT & MAXWELL, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to 35,000,000 shares of common stock, of our report dated March 11, 2004, with respect to the consolidated financial statements of CirTran Corporation and Subsidiary included in its Annual Report on Form 10-KSB for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                        /s/ Hansen, Barnett & Maxwell

                                        HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
April 14, 2004